Exhibit 10.21

Translation of Land Lease Contract – Huajian A & B

Party A: State-operated Hanchuan City Sanxingyuan Original Rice Farm (Lessor)

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (Lessee)

After mutual consideration, Party A has decided to lease some of its land to Party B. Through full negotiation, Party A and Party B have signed the contract and agreed on the terms and conditions stipulated below so as to ensure the lawful rights and interests of both parties.

1. Location and area of leased land

Party A shall lease to Party B two plots of land located on Sanxingyuan Original Rice Farm for breeding use, with an area of 150 Mu in total.

2. Term of lease: 20 years, starting on Jan. 1st, 2007 and expired on Dec. 30th, 2026 (subject to the Gregorian calendar).

3. Party A’s rights and obligations

(1). Party A shall own the property in the leased land. Party A shall have the right to collect lease rent from Party B.

(2). Party A shall provide power supply and water supply for Party B and charge according to the prices specified for agricultural use.

(3). Party A shall have the right to monitor Party B in connection with land use. In case Party B operates, leases, sells or uses the land for other purpose, violating the stipulations set forth in the contract and relevant provisions, Party A shall have the right to terminate the contract and claim against damage.

(4). In case Party B fails to pay lease rent as stipulated in the contract, Party A shall have the right to terminate the contract and claim against liquidated damage.

(5). During the contract term, leased land shall not be resumed without authorization. Party A shall have the right to resume the leased land only on the condition that the resumption is authorized by the People’s Government for the reason of social public interests. If the leased land is resumed in advance, Party A shall inform Party B of the location, scope, reason for resumption and date of resumption in written form and make public announcement. Party A shall make proper compensation to Party B. Compensation standard shall be determined through negotiation according to the value of buildings on the land, other objects fixed to land and residual period of lease. If no agreement is reached, the compensation standard shall be determined by the government that approves the resumption.

4. Party B’s rights and obligations

(1). Party B shall pay lease rent year by year since 2007. The payment shall be made on every Jan. 8th of each year. Contract rent is RMB100 Yuan/Mu, and RMB 15,000 Yuan in total per year (amount in words: Renmingbi Fifteen Thousand Yuan Only).

(2). Party B shall only engage in the activities stipulated in the contract during contract term. In case of change, Party B shall get approval of farm committee.

(3). In case that Party B requires early termination of the contract, Party B shall inform Party A of the intention of termination 6 months prior to the date of expiration of contract and assume the liability for breach of contract.

(4). Upon the expiration of the contract, if Party B continues to lease the land, Party B shall enjoy the priority right of lease under the same condition.

(5). During the contract term, Party B could only transfer, sublease or pledge the leased land with consent of Party B when necessary.

5. Liability for breach of contract

(1). Party A and Party B shall not terminate the contract at will. Party B shall handle transfer procedure with the consent of Party A in case Party B is unable to continue the operation for special reasons when such transfer is necessary.

(2). If Party B fails to pay lease rent on time, Party B shall be charged a late fee of 10% of each day’s rent per day from the day when the payment is due.

(3). In case that Party B terminates the contract without reasons, Party B shall pay Party A lease rent on time in the contract term and liquidated damages amounting to 20% of total lease rent.

(4). In case that Party A terminates the contract without reasons, Party A shall not only make compensation set forth in the contract to Party B but also pay Party B liquidated damages amounting to 20% of total lease rent.

6. Miscellaneous

(1). During the contract term, any party shall not amend or terminate the contract at will.

(2). For the issues unmentioned in this contract, both parties shall make supplemental provisions in accordance with the Measures for Lease of State-owned Land of Hubei Province, and such provisions shall have the same effect as this contract.

(3). This contract shall be made in triplication, one for each party.

Signature of responsible person of Party A:

Company seal: State-operated Hanchuan City Sanxingyuan Original Rice Farm (Seal)

Signature of responsible person of Party A: Li Hanying

Company seal: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (Seal)

Jan. 8th, 2007